Exhibit 1.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to Calamos Aksia Alternative Credit and Income Fund is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: October 7, 2026

K-MULTI CAPIX FO1, LP

By:	K MULTI FO1 GP LP, its general partner
By:	AKSIA LLC, its general partner

By:	/s/ Jim Vos
Name: Jim Vos
Title: Managing Member

K MULTI FO1 GP LP

By:	AKSIA LLC, its general partner

By:	/s/ Jim Vos
Name: Jim Vos
Title: Managing Member

AKSIA LLC

By:	/s/ Jim Vos
Name: Jim Vos
Title: Managing Member